Exhibit 99.3

Alaia Capital, LLC

62 West 45th St., 5th Floor
New York, New York 10036

September 8, 2022

The Bank of New York Mellon

240 Greenwich Street, 28W Floor
New York, New York 10286
Attn: Unit Investment Trust Division

Axio Financial LLC
62 West 45th Street, 5th Floor
New York, New York 10036

Re:	Resignation as Evaluator for m+ funds Trust (the “Trust”)

Dear Sir or Madam:

Reference is made to the Standard Terms and Conditions of Trust for m+ funds Trust Effective for Unit Investment Trusts Investing in Equity Securities, Debt Securities and/or Derivative Transactions Established On and After February 6, 2020 among Axio Financial LLC (as successor to Cowen and Company, LLC), as Depositor, The Bank of New York Mellon, as Trustee, and Alaia Capital, LLC, as Portfolio Consultant, Evaluator and Supervisor (the “Standard Terms”).

Under Rule 2a-5 of the Investment Company Act of 1940, evaluations of any series of the Trust on and after September 8, 2022 must be performed only by the Depositor or the Trustee and we understand that the Depositor wishes to assume responsibility for evaluations. We hereby notify the Depositor and the Trustee that we resign our position as Evaluator under Section 5.05(a) of the Standard Terms with respect to the series of the Trust identified on Annex A hereto, effective as of the date hereof. We will receive no fees for evaluation services after September 7, 2022.

Kindly indicate your receipt of this resignation letter by countersigning in the signature blocks below. The Depositor intends to appoint itself as Evaluator effective upon this resignation and, accordingly, by signing below it waives the notice period of this resignation in the first sentence of Section 5.05(a) of the Standard Terms.

Thank you for your attention to this matter.

ALAIA CAPITAL, LLC

By:	/s/ Ian Shainbrown
Name: Ian Shainbrown
Title: Executive Vice President

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ACKNOWLEDGED AND ACCEPTED:

ALAIA FINANCIAL LLC as Depositor

By:	/s/ Ian Shainbrown
Name: Ian Shainbrown
Title: Executive Vice President

RECEIPT ACKNOWLEDGED:

The Bank of New York Mellon,
as Trustee

By:	/s/ Rosalia A. Koopman
Name: Rosalia A. Koopman
Title: Managing Director

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ANNEX A

Series	Inception Date
MPS1-18	3/26/2021
MPS1-19	4/20/2021
MPS1-20	4/30/2021
MPS1-21	7/30/2021
MPS1-22	10/19/2021
MPS1-24	12/17/2021
MPS1-23	3/15/2022
MPS1-25	3/11/2022
MPS1-26	4/1/2022
MPS1-27	6/1/2022
MPS7-7	6/10/2022
MPS1-28	7/15/2022
MPS7-8	8/19/2022

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